EXHIBIT 10.28

ADVISORY SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”), is dated June 12, 2025 (the “Effective Date”), by and between SEMNUR PHARMACEUTICALS, INC., a Delaware corporation, having a principal place of business at 960 San Antonio Road, Suite 200, Palo Alto, CA 94303 (“Semnur” or the “Company”) and JW Investment Management Company Limited, having a principal place of business or address in Hong Kong (“Consultant” or “Stockholder”). Semnur and Consultant may be referred to herein individually as a “party” or, collectively, as the “parties”.

WHEREAS, Semnur is in the business of developing, manufacturing and distributing pharmaceutical products;

WHEREAS, reference is made to that certain Advisory Services Agreement, dated as of June 12, 2025 (“Original Agreement”), made by and between the Company and Consultant;

WHEREAS, it is contemplated that the Company will enter into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms) with Denali Capital Acquisition Corp., a Cayman Islands corporation and a publicly-traded blank check company (“PubCo”), and Denali Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of PubCo, pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving company and a wholly owned subsidiary of PubCo (the “Merger”);

WHEREAS, Semnur retains Consultant to provide certain advisory services and Consultant desires to enter into this Agreement to provide such services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, including the Consulting Agreement Terms and Conditions attached hereto and incorporated by reference herein (the “Terms and Conditions”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   SCOPE OF SERVICES. Semnur hereby retains Consultant, and Consultant hereby agrees to perform consulting and advisory services related to Semnur’s business, financing, and M&A opportunities, as reasonably requested by Semnur (the “Services”). In furtherance of provision of the Services, upon Semnur’s request, Consultant agrees to provide Semnur with written reports and other documentation setting forth Consultant’s findings and advice, as appropriate, along with the results of any of the Services provided by Consultant pursuant to this Agreement, the sufficiency of such reports, documentation and results being within the sole discretion of Semnur.

2.   COMPENSATION.

2.1   Payment. Consultant shall receive 10,000,000 shares of common stock, par value $0.0001 per share (the “Shares”), of Pubco following the consummation of the Merger. Services are considered to be advisory fees. Consultant shall be prohibited from selling PubCo common stock at a price of below $8.0 per share.

2.2   If the consultant successfully facilitates the signing of a PIPE contract between the investor and the company, the company should pay the consultant a financing service fee of 7% of the received funds within 3 working days of the investment funds being received;

3.   TERM. This Agreement shall commence on the Effective Date and shall remain in full force and effect for a period of 12 months from the Effective Date, unless earlier terminated pursuant to the Terms and Conditions (the “Term”).

4.   RESTRICTED SECURITIES. The Stockholder understands that the common shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Stockholder’s representations as expressed herein. The Stockholder understands that the common shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Stockholder must hold the common shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Stockholder acknowledges that the Semnur has no obligation to register or qualify the common shares for resale. The Stockholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the common shares, and on requirements relating to Semnur which are outside of the Stockholder’s control, and which Semnur is under no obligation and may not be able to satisfy.

5.   RESTRICTIVE LEGENDS. All certificates representing the Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

6.   INVESTMENT REPRESENTATIONS.

a.

Consultant is acquiring the Shares, for the Consultant’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

b.

Consultant is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Consultant has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

c.

Consultant understands that the Shares are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Consultant’s compliance with, the representations and warranties of the Consultant set forth herein in order to determine the availability of such exemptions and the eligibility of the Consultant to acquire such Shares.

d.	Consultant decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

e.	Consultant has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Consultant. Consultant understands that its investment in the Shares involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Shares.

f.

Consultant understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares by Consultant nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

g.

Consultant understands that: (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom and (ii) neither the Company nor any other person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Shares will bear a legend (as described in Section 5) and appropriate “stop transfer” instructions (or an appropriate notation if the Shares are issued in book entry form) relating to the foregoing.

h.

Consultant has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies such as the Company, is capable of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risk of an investment in the Shares in the amount contemplated hereunder for an indefinite period of time. Consultant has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Shares. Consultant can afford a complete loss of its investment in the Shares.

7.   NOTICES. Any notice required hereunder shall be in writing and deemed effectively given: (a) upon personal delivery to the party to be notified; (b) on the date such notice is received from any reputable courier service that provides tracking and written verification of delivery; or (c) on the date on which such notice is delivered by email, with confirmation that such email has been received and read.

8.   GOVERNING LAW. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

9.   DISPUTE RESOLUTION. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

10.  WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL Of ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER

HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

11.  NOTICES.

If to Consultant:	JW Investment Management Company Limited Email: wuj@chinaapo.com

If to Semnur:	Jaisim Shah Chief Executive Officer Semnur Pharmaceuticals, Inc. 960 San Antonio Road, Suite 200 Palo Alto, CA 94303 Email: jshah@semnurpharma.com	With a Copy To: Stephen Ma Chief Financial Officer Semnur Pharmaceuticals, Inc. 960 San Antonio Road Suite 200 Palo Alto, CA 94303 Email: sma@semnurpharma.com

12.  COUNTERPARTS. This Agreement may be executed in two counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Signatures to this Agreement transmitted by email, portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as the physical delivery of the paper document bearing the original signatures.

13.  ENTIRE AGREEMENT. This Agreement, together with the Terms and Conditions and any exhibits or attachments, constitutes the entire agreement between the parties and supersedes any prior or contemporaneous understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter of this Agreement. Any alterations or amendments to this Agreement (including any handwritten changes) will be null and void except by an instrument in writing, signed by authorized representatives of both parties. Each of Company and Consultant agree that this Agreement shall amend, restate and supersede the Original Agreement in its entirety and the Original Agreement is hereby terminated as of the date of this Agreement and is of no further force and effect. Each of Company and Consultant hereby fully and unconditionally releases and forever discharges each of the other parties to the Original Agreement and their respective affiliates from any and all claims, actions, losses, liabilities or other rights (whether known or unknown, accrued or unaccrued) arising from or relating to the Original Agreement. Such termination and release is without any termination fee, penalty or other liability.

[Signature Page Follows.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto through their duly authorized representatives effective as of the Effective Date.

SEMNUR PHARMACEUTICALS, INC.		JW Investment Management Company Limited

By:	/s/ Jaisim Shah	By:	/s/ Xiaoxiang Liu
Name:	Jaisim Shah	Signature:	Xiaoxiang Liu
Title:	CEO	Name:	Authorized Signature